ANNEX A

Fund	Trading Symbol
SPDR® STOXX® Europe 50 ETF	FEU
SPDR EURO STOXX 50® ETF	FEZ
SPDR Dow Jones International Real Estate ETF	RWX
SPDR S&P® Global Infrastructure ETF	GII
SPDR MSCI ACWI ex-US ETF	CWI
SPDR Russell/Nomura PRIME™ Japan ETF	JPP
SPDR Russell/Nomura Small Cap™ Japan ETF	JSC
SPDR S&P Russia ETF	RBL
SPDR S&P China ETF	GXC
SPDR S&P Emerging Asia Pacific ETF	GMF
SPDR S&P Emerging Markets ETF	GMM
SPDR S&P Emerging Europe ETF	GUR
SPDR S&P Emerging Latin America ETF	GML
SPDR S&P Emerging Middle East & Africa ETF	GAF
SPDR S&P World ex-US ETF	GWL
SPDR S&P International Small Cap ETF	GWX
SPDR S&P BRIC 40 ETF	BIK
SPDR S&P International Dividend ETF	DWX
SPDR S&P International Mid Cap ETF	MDD
SPDR S&P Emerging Markets Small Cap ETF	EWX
SPDR Dow Jones Global Real Estate ETF	RWO
SPDR S&P Global Natural Resources ETF	GNR
SPDR S&P International Consumer Discretionary Sector ETF	IPD
SPDR S&P International Consumer Staples Sector ETF	IPS
SPDR S&P International Energy Sector ETF	IPW
SPDR S&P International Financial Sector ETF	IPF
SPDR S&P International Health Care Sector ETF	IRY
SPDR S&P International Industrial Sector ETF	IPN
SPDR S&P International Materials Sector ETF	IRV
SPDR S&P International Technology Sector ETF	IPK
SPDR S&P International Telecommunications Sector ETF	IST
SPDR S&P International Utilities Sector ETF	IPU
SPDR S&P Emerging Markets Dividend ETF	EDIV
SPDR S&P Small Cap Emerging Asia Pacific ETF	GMFS
SPDR MSCI ACWI IMI ETF	ACIM

Fund	Trading Symbol
SPDR MSCI EM 50 ETF	EMFT
SPDR S&P Global Dividend ETF	WDIV
SPDR MSCI Beyond BRIC ETF	EMBB
SPDR EURO STOXX Small Cap ETF	SMEZ
SPDR S&P Asia Pacific ETF*
SPDR S&P Europe ETF*
SPDR S&P Emerging Africa ETF*
SPDR S&P Emerging South East Asia ETF*
SPDR S&P Emerging GCC-Middle East ETF*
SPDR S&P Ireland ETF*
SPDR S&P Brazil ETF*
SPDR S&P India ETF*
SPDR S&P Small Cap Emerging Europe ETF*
SPDR S&P Small Cap Emerging Latin America ETF*
SPDR S&P Small Cap Emerging Middle East & Africa ETF*

*	The Fund is registered but not operational

Dated: June 4, 2014